Exhibit 2.2
Execution Version

FIRST AMENDMENT TO EQUITY PURCHASE AGREEMENT

This First Amendment to Equity Purchase Agreement (this “Amendment”) is entered into as of July 19, 2016, by and among MGM Resorts International, a Delaware corporation (“Purchaser”), Boyd Atlantic City, Inc., a New Jersey corporation (“Seller”), and Boyd Gaming Corporation, a Nevada corporation (“Parent”, and together with Seller, the “Boyd Parties” and each, a “Boyd Party”) for purposes of amending that certain Equity Purchase Agreement, dated as of May 31, 2016 (the “Purchase Agreement”), by and among the parties to this Amendment. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement. In consideration of the foregoing and of the respective representations, warranties, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions stated herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Amendment to Section 1.1. Section 1.1 of the Purchase Agreement is hereby amended to replace the references to “12:01 a.m. Eastern Time” in the defined terms “Closing Cash”, “Closing Indebtedness”, and “Closing Working Capital” with “6:00 A.M. Eastern Time”.

2.Amendment to Section 2.2(a). Section 2.2(a) of the Purchase Agreement is hereby amended to replace the reference in the last sentence therein to “12:01 A.M. Eastern Time” with “6:00 A.M. Eastern Time”.

3.Amendment to Section 2.4(c). Section 2.4(c) of the Purchase Agreement is hereby amended to replace the reference in the first sentence therein to “12:01 A.M. Eastern Time” with “6:00 A.M. Eastern Time”.

4.Miscellaneous. This Amendment shall constitute a part of the Purchase Agreement, and the provisions of Article XI of the Purchase Agreement are hereby incorporated by reference into this Amendment mutatis mutandis. Except as otherwise set forth in this Amendment, all of the provisions of the Purchase Agreement, including the schedules and exhibits thereto, shall remain unchanged and in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute a single instrument.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each party hereto as of the date first above written.

PURCHASER

MGM RESORTS INTERNATIONAL

By: /s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: SVP, Assistant General Counsel and Assistant Secretary

SELLER

BOYD ATLANTIC CITY, INC.

By: /s/ Brian A Larson
Name: Brian A. Larson
Title: Vice President and Assistant Secretary

PARENT

BOYD GAMING CORPORATION

By: /s/ Brian A Larson
Name: Brian A. Larson
Title: Executive Vice President, Secretary and General Counsel

[Signature Page to First Amendment]